AUDIOVOX CORPORATION ANNOUNCES DELISTING NOTICE FROM NASDAQ

     - Company Will Request Hearing With Nasdaq Regarding Continued Listing of its Commom Stock -

     - "E" to be Added to Stock Symbol Due to Non-compliance with NASD Marketplace Rule 4310(c)(14) -

Hauppauge, NY, March 7, 2005. . . Audiovox Corporation (Nasdaq: VOXX) today announced that on March 3, 2005 it received a Nasdaq Staff Determination indicating that the Company has failed to comply with the filing requirement for continued listing set forth in NASD Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from The Nadsaq Stock Market, Inc. NASD Marketplace Rule 4310(c)(14) requires that Nasdaq issuers timely file their periodic reports in compliance with the reporting obligations under the federal securities laws.

As previously announced on March 1, 2005, the Company has not timely filed its Annual Report on Form 10-K for the fiscal year ended November 30, 2004. At the opening of business on March 7, 2005, a fifth character "E" will be appended to the Company's trading symbol so that it will be changed from VOXX to VOXXE.

The Company intends to appeal the Staff's determination by requesting a hearing before a Nasdaq Listing Qualification Panel (the "Panel"). The time and place of such hearing will be determined by the Panel however, the delisting of the Company's securities will be stayed pending the outcome of such hearing. If the Company fails to request a hearing by March 10, 2005, its securities will be delisted from Nasdaq at the opening of business on March 14, 2005 without further notice. There can be no assurance that the Panel will grant the Company's request for continued listing, however, the Company understands that if it files its 2004 Form 10-K prior to such hearing, the listing of the Company's securities will continue and the VOXX trading symbol will be restored.

About Audiovox
Audiovox Corporation is a leading international supplier and value added service provider in the consumer electronics industry. The Company conducts its business through subsidiaries and markets, mobile and consumer electronics products both domestically and internationally under several of its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to a wide variety of customers, through several distinct distribution channels. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Safe-Harbor Language
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses; our relationships with key suppliers

                                    - more -

                                  EXHIBIT 99.1
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Audiovox Announces Delisting Notice from Nasdaq
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and customers; quality and consumer acceptance of newly introduced products;
market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements or other corporate actions. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K/A for the fiscal year ended November 30, 2003 and Form 10-Q for the fiscal 2004 third quarter ended August 31, 2004.

Company Contact:                         Public and Investor Relations Contact:
C. Michael Stoehr, SVP/CFO               Glenn Wiener
Audiovox Corporation                     GW Communications
(631) 231-7750                           (212) 786-6011 or gwiener@GWCco.com



























                                  EXHIBIT 99.1